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                                  EXHIBIT 10.1

                          CONSULTING AGREEMENT BETWEEN
                        UC'NWIN SYSTEMS CORPORATION AND
                    RICHARD GLADSTONE, DATED AUGUST 1, 1996
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                              CONSULTANT AGREEMENT


         This Consultant Agreement is effective as of the 1st of August, 1996 by and between UC'NWIN Systems Corporation of 5601 North Powerline Road, Suite 404, Ft Lauderdale, Florida 33309 ("UC'NWIN") and RICHARD GLADSTONE of 2200 N.W. Boca Raton Boulevard, Suite 220, Boca Raton, Florida 33431
("Consultant").

                                    RECITALS

         WHEREAS, Consultant has been working with UC'NWIN without a written Consultant agreement up to the date of this Agreement. Consultant and UC'NWIN have agreed to finalize the terms of Consultants agreement and UC'NWIN and reduce those terms to writing in this Agreement.

         WHEREAS, Consultant is one of the founders of Sterling Travel, and has acquired outstanding and special skills and abilities and an extensive background in and knowledge of UC'NWIN's business and the travel industry as they relate together.

         WHEREAS, UC'NWIN desires assurance of the continued association and services of Consultant in order to retain his experience, skills, abilities, background, and knowledge, and is therefore willing to engage his services on
the terms and conditions set forth below. -    WHEREAS, Consultant desires to
continue consulting for UC'NWIN and is willing to do so on those terms and conditions set forth herein.

         NOW THEREFORE, in consideration of the above recitals and the mutual promises and conditions in this Agreement and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. CONSULTANT. UC'NWIN shall contract with Consultant in such capacity or capacities UC'NWIN's Board of Directors may from time to time prescribe.
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          2. CONSULTANT'S DUTIES.

                 2.1 Duties at UC'NWIN: Consultant shall act as Travel Consultant for UC'NWIN. Consultant shall possess the power and authority to direct UC'NWIN in the travel related industry, subject to either the authority of UC'NWIN's Board of Directors or the President. Consultant shall assist in the establishment of methods by which UC'NWIN will utilize travel as a means of income production for UC'NWIN.

          3. TERM OF AGREEMENT. Subject to earlier termination as provided in this Agreement, Consultant shall be employed for a term beginning August 1, 1996 and ending July 31, 1997 however, this agreement shall be subject to a one year extension upon written notice by UC'NWIN to Consultant.

          4. LOCATION OF CONSULTANT. Unless the parties agree otherwise in writing, during the agreement term, Consultant shall perform the services he is required to perform under this Agreement at Sterling Travel's offices, Boca Raton, Florida.

          5. COMPENSATION. UC'NWIN shall pay compensation to Consultant in the following amounts and on the following terms:

                 5.1 Initial Payment. As consideration and inducement for Consultant to become employed by UC'NWIN. UC'NWIN shall pay Consultant a one time payment of 400,000 shares of unrestricted stock, which sum shall be payable upon the filing and registration of the Shares under the Securities Act of 1933, as amended, on Form S-8, within thirty (30) days of the date of the execution of this agreement.

                 5.2 Salary. For all services rendered by Consultant in any capacity during the term of this Agreement, UC'NWIN shall pay Consultant additional compensation as agreed upon by Consultant and UC'NWIN, dependent upon the time Consultant allocates to the business, and subject to a written confirmation of the services and each subsequent business transaction which Consultant causes. In the event there is no written confirmation of subsequent activity, then in that event, it will be presumed that the compensation for that service is covered by the initial payment as set forth in paragraph 5.1.
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          6.     EXPENSE REIMBURSEMENT.  During the agreement term, UC'NWIN shall reimburse Consultant for reasonable out-of-pocket expenses incurred in connection with UC'NWIN's business, including travel expenses, food, and lodging when away from home, subject to a prior written approval of such expenditures, and if no such prior written approval is executed, then in that event it shall be presumed that such expenditures are compensated by way of the initial payment as set forth in paragraph 5.1 above.

          7. TERMINATION BY UC'NWIN. UC'NWIN may terminate this Agreement by giving Consultant fifteen (15) days prior written notice of resignation.

          8. TERMINATION BY CONSULTANT. Consultant may terminate this Agreement by giving UC'NWIN fifteen (15) days prior written notice of resignation.

          9. NOTICE OF COMPELLED DISCLOSURE. If at any time Consultant becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or similar process or otherwise) to disclose any of the Confidential Information, Consultant shall provide UC'NWIN with prompt, prior written notice of such requirement so that UC'NWIN may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, the UC'NWIN waives compliance with the provisions hereof. Consultant agrees to furnish only that portion of the Confidential Information which Consultant is, advised by written opinion of counsel is legally required and exercise Consultant's best efforts to obtain assurance that confidential treatment will be accorded such Confidential Information. In any event, Consultant shall not oppose action by UC'NWIN to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

                 9.1 Assurance of Compliance. Consultant agrees to represent to UC'NWIN in writing, at any time that UC'NWIN so requests, that Consultant has complied with the provisions of this section, or any other section of this Agreement.
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          10.    NON-COMPETITION.  For a period of three (3) years after the termination of this Agreement, Consultant expressly covenants and agrees that Consultant will not and will not attempt to, without the prior written consent of the Board of Directors, directly or indirectly:

                 10.1 Own, manage, operate, finance, join, control, or participate in the ownership, management, operation, financing, or control of, or be associated as an officer, director, employee, agent, partner, principal, representative, consultant, or otherwise with, or use or permit his name to be used in connection with any line of business or enterprise that competes with UC'NWIN or Its Affiliates (as defined herein) in any business of UC'NWIN or its Affiliates, existing or proposed, wherever located, provided that Consultant shall not be prohibited from owning, directly or indirectly, less than twenty percent (20%) of the outstanding shares of any Corporation, the shares of which are traded on a National Securities Exchange or in the over-the counter markets;

                 10.2 Interfere with or disrupt or attempt to interfere with or disrupt or take any action that could be reasonably expected to interfere with or disrupt any past or present or prospective relationship, contractual or otherwise, between UC'NWIN and/or any of its Affiliates, and any customer, insurance company, supplier, sales representative, or agent or employee of UC'NWIN or any such affiliate of UC'NWIN, except to the extent that such affiliate, customer, relationship, is a direct contact of Consultant.

          11.    VIOLATION OF COVENANTS:

                 11.1 Injunctive Relief. Consultant acknowledges and agrees that the services to be rendered by Consultant hereunder are of a special unique, and personal character that gives them peculiar value; that the provisions of this section are, in view of the nature of the business of UC'NWIN, reasonable and necessary to protect the legitimate business interests of UC'NWIN; that violation of any of the covenants or Agreements hereof would cause irreparable injury to UC'NWIN, that the remedy at law for any violation or threatened violation thereof would be inadequate and that therefore, UC'NWIN shall be entitled to temporary and permanent injunctive or other equitable relief.

                 11.2 Consultant and UC'NWIN recognize that the laws and public policies of the various states of the United States may differ as to the validity
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and enforceability of certain of the provisions contained in this section.  It is the intention of Consultant and UC'NWIN that the provisions in this section shall be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which such enforcement is sought, but that the invalidation (or modification to conform. with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this section. Accordingly, if any provision of this section shall be determined to be invalid or unenforceable, either in whole or in part, this section shall be deemed to delete or modify, as necessary, the offending provision and to alter the balance of this section in order to render it valid and enforceable to the fullest extent permissible as provided herein.

          12.    MISCELLANEOUS:

                 12.1 Authority to Execute. The parties herein represent that they have the authority to execute this Agreement.

                 12.2 Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Agreement shall remain in full force and effect.

                 12.3 Successors. This Agreement shall be binding on and inure to the benefit of the respective successors, assigns and personal representatives of the parties, except to the extent of any contrary provision in this Agreement.

                 12.4 Assignment. This Agreement may not be assigned by either party without the written consent of the other party.

                 12.5 Singular, Plural and Gender Interpretation. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular. Also, as used herein, the masculine, feminine or neuter gender shall each include the others whenever the context so indicates.

                 12.6 Captions. The subject headings of the paragraphs of this Agreement are included for purposes or conveniences only, and shall not effect the construction or interpretation of any of its provisions.
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                 12.7     Entire Agreement.  This Agreement contains the entire
agreement of the parties relating to the rights granted and the obligations assumed in this instrument and supersedes any oral or prior written agreements between the parties. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged.

                 12.8 Arbitration. Any controversy or claim arising out of, or relating. to this Agreement or the making, performance or interpretation thereof, shall be submitted to a panel of three (3) arbitrators. The arbitration shall comply with and be governed by the provisions of the American Arbitration Association. The panel of arbitrators shall be composed of two (2) members chosen by Consultant and UC'NWIN respectively and one (1) member chosen by the arbitrators previously selected. The findings of such arbitrators shall be conclusive and binding on the parties hereto. The cost of arbitration shall be borne by the losing party or in such proportions as the arbitrator shall conclusively decide.

                 12.9 No Waiver. No failure by either Consultant or UC'NWIN to insist upon the strict performance by the other of any covenant, agreement, term or condition of this Agreement or to exercise the right or remedy consequent upon a breach thereof shall constitute a waiver of any such breach or of any such covenant, agreement, term or condition. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, condition, agreement and term of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach.

                 12.10 Time of the Essence. Time is of the essence of this Agreement, and each provision hereof.

                 12.11 Counterparts. The parties may execute this Agreement in tow (2) or more counterparts, which shall, in the aggregate, be signed by both parties, and each counterpart shall be deemed an original instrument as to each party who has signed by it.

                 12.12 Attorney's Fees and Costs. In the event that suit be brought hereon, or any attorney be employed or expenses be incurred to compel
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performance, the parties agree that the prevailing party therein be entitled to reasonable attorney's fees.

                 12.13 Governing Law. The formation, construction and performance of this Agreement shall be construed in accordance with the laws of the State of Florida.

                 12.14 Notice. Any notice, request, demand or other communication required or permitted hereunder or required by law shall be in writing and shall be effective upon delivery of the same in person to the intended addressee, or upon deposit of the same with an overnight courier service (such as Federal Express) for delivery to the intended addressee at its address shown herein, or upon deposit of the same in the United states mail, postage prepaid, certified or registered mail, return receipt requested, sent to the intended addressee at its address shown herein. The address of any party to this Agreement may be changed by written notice of such other address given in accordance herewith and actually received by the other parties at least ten (10) days in advance of the date upon which such change of address shall be effective.

                 IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.


Consultant:

DATE: 8TH August 1996                              /s/ Richard Gladstone
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                                                   Richard Gladstone

UC'NWIN:

DATE: 8TH August 1996                              By: /s/ John Neilson
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                                                       John Neilson
                                                       President